UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2018

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4221	73-0679879
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1437 South Boulder Avenue, Suite 1400

Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 742-5531

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. Other Events.

On November 19, 2018, Helmerich & Payne, Inc. (the “Company”) announced the commencement of an exchange offer (the “Exchange Offer”) through which it will exchange up to $500,000,000 aggregate principal amount of new 4.65% Senior Notes due 2025 issued by the Company (the “New Notes”), with registration rights, and cash, for any and all outstanding 4.65% Senior Notes due 2025 (the “Existing Notes”) issued by Helmerich & Payne International Drilling Co., a direct, wholly owned subsidiary of the Company (“H&P Drilling Co.”). Concurrently with the Exchange Offer being made by the Company, H&P Drilling Co. is soliciting consents (the “Consent Solicitation”) to adopt certain proposed amendments to the indenture governing the Existing Notes (the “Existing Indenture”), which include (i) eliminating substantially all of the restrictive covenants in the Existing Indenture and (ii) limiting the reporting covenant under the Existing Indenture so that H&P Drilling Co. is only required to comply with the reporting requirements under the Trust Indenture Act of 1939, as amended. Holders of Existing Notes may not deliver their consents in the Consent Solicitation without tendering Existing Notes in the Exchange Offer. If a holder of Existing Notes tenders Existing Notes in the Exchange Offer, such holder will be deemed to deliver its consent with respect to the tendered Existing Notes in the Consent Solicitation. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The New Notes offered in the Exchange Offer have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States or to any U.S. persons absent registration or an applicable exemption from registration requirements. The New Notes will be offered only to qualified institutional buyers under Rule 144A under the Securities Act and outside the United States (other than in Canada) in compliance with Regulation S under the Securities Act.

Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this report, including, without limitation, expected timing of completion of the Exchange Offer and receipt of requisite consents in the Consent Solicitation, are forward-looking statements. For information regarding risks and uncertainties associated with our business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s filings with the Securities and Exchange Commission, including but not limited to its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. As a result of these factors, our actual results may differ materially from those indicated or implied by such forward-looking statements. We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

ITEM 9.01. Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit Number	Description

99.1	Press Release of Helmerich & Payne, Inc., dated November 19, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELMERICH & PAYNE, INC.

Date: November 19, 2018	By:	/s/ Debra R. Stockton
Name: Debra R. Stockton
Title: Corporate Secretary